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                                   Exhibit 99.
                                  Press Release

                     BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
                                  PRESS RELEASE

  BULLET ENVIRONMENTAL TECHNOLOGIES, INC. ANNOUNCES TERMINATION OF ACQUISITION
                      OF SOMERSET FINANCIAL PARTNERS INC.

VANCOUVER, BRITISH COLUMBIA, April 13, 2000 -- Bullet Environmental Technologies, Inc. (Electronic Pink Sheets - BLLE) announced today that it has agreed with the shareholders of Somerset Financial Partners Inc. (Somerset) to terminate the proposed transaction pursuant to which Bullet was to acquire 100% of the capital stock of Somerset. Bullet is now seeking other opportunities for acquisition.

Bullet is a publicly reporting "shell" company seeking acquisitions.

Statements made in this press release that are not historical or current facts are "forward looking statements" made pursuant to the safe harbor provisions of federal securities laws. Forward looking statements represent management's best judgment as to what may occur in the future, but are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those presently anticipated or projected.

SOURCE: Bullet Environmental Technologies, Inc.